Exhibit 10.4

                            Master Services Agreement

      This Master Services Agreement (the "Agreement") is made and entered into as of this 19th day of November, 2004 (the "Effective Date"), by and between Toyota Motor Credit Corporation, a California corporation (hereinafter referred to as "Affiliate"), and Toyota Financial Savings Bank, a Nevada thrift company (hereinafter referred to as "Bank") (collectively Affiliate and Bank are hereinafter referred to as the "Parties").

      WHEREAS, Affiliate and Bank are affiliates as defined in Section 23 of the Federal Reserve Act, which is applicable to the Bank under the Federal Deposit Insurance Act, and each of the parties desires to comply with the provisions of
Section 23B and Regulation W governing transactions between a bank and its affiliates; and

      WHEREAS, Bank wishes Affiliate to provide to Bank certain services (as described below) (hereinafter referred to as the "Services"); and

      WHEREAS, Affiliate is willing to provide the Services to Bank upon the terms and conditions set forth herein; and

      WHEREAS, in connection with the Services, Bank is willing to provide certain financial products and services to Affiliates' customers and dealers, at rates which Bank would charge to an unaffiliated person on an arms' length basis, in support of Affiliate's customer loyalty strategy and programs;

      NOW THEREFORE, in consideration for these promises, and of the mutual covenants and promises set forth herein, the Parties agree to the following:

      1. Services. Affiliate shall provide to Bank all of the Services, as set forth in Attachment A or otherwise specified from time to time in the form of a Statement of Work for each respective service. The Services may be amended at any time and from time to time by written agreement of the Parties.

      2. Fee. Bank shall pay to Affiliate the fees as indicated in Attachment A or an applicable Statement of Work (the "Services Fees"). It is acknowledged and agreed by the Parties that at all times the Services Fees shall not exceed the amount which Affiliate would charge to an unaffiliated sophisticated entity on an arms' length basis. The Services Fees may be amended at any time and from time to time by written agreement of the Parties.

      3. Fees for TMCC Subcontractors-Vendors.

      (a) As of the date of this Agreement, any TMCC Service which is being performed for TMCC by a subcontractor or other vendor or by TMS ("TMCC Service Vendor") is or shall be identified as such on Attachment A attached hereto or by a written notice thereof ("Vendor Function"). TMCC and BANK shall agree at a later date if any of the fees and costs currently charged by any TMCC Service Vendor ("Vendor Fees") for any TMCC

Services as of the date of this Agreement shall be paid for by the BANK. Upon written request, TMCC shall disclose to BANK in writing the terms of any provisions allowing an increase in such Vendor Fees ("Preexisting Vendor Fee Increase").

      (b) In the event there is to be any change in the Vendor Fees that BANK has agreed to pay, for any TMCC Service procured by TMCC hereunder, TMCC shall notify BANK in writing in advance of the change to such Vendor Fee(s) prior to the effective date of the new Vendor Fee, and TMCC shall notify BANK in writing of any Preexisting Vendor Fee Increase within a reasonable period of time after receiving notice of the increase, but in no event later than 30 days after receiving such notice of any Preexisting Vendor Fee Increase.

      (c) If any of the following would have a material negative or adverse impact on BANK, then TMCC shall not, without BANK's prior written consent: (i) make a material change in the terms of any Vendor Function, (ii) accept any increase in any Vendor Fee for any existing Vendor Function, or (iii) assign or allow any TMCC Service Vendor to assign its obligation to perform any TMCC Service or any Vendor Function to any third party.

      4. Expansion or Contraction of Services. At any time during the term of this Agreement, Bank may request Affiliate to provide additional or different Services or to cease providing one or more Services then being provided. Upon any such request, the Parties shall discuss in good faith, without obligation, an appropriate adjustment to the Services Fees to reflect such additional or different Services or termination of such Services, after which, the party that suggested such change or termination shall notify the other party in writing whether it shall accept such additional Services or termination of Services and, upon acceptance, such adjustments shall become effective. Notwithstanding the foregoing, Bank is not obligated to utilize any of the Services offered by Affiliate pursuant to this Agreement and may terminate any of the Services provided by affiliate or elect to purchase products or services from any other source at any time and for any reason in the sole discretion of Bank management.

      5. Independent Contractor. Affiliate shall perform all Services hereunder as an independent contractor, and nothing contained herein shall be deemed to create a partnership, or relationship of principal and agent between the Parties or any of their Affiliates or subsidiaries, or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. Affiliate shall have no authority to perform any Services other than those indicated herein or such other Services as the Parties may agree upon from time to time in writing (except that Affiliate shall have the authority to perform those acts incidental and necessary to its performance hereunder subject to the terms of the Agreement).

      6. Indemnification. Unless otherwise indicated in an applicable and mutually executed exhibit specifying the Statement of Work for Services, each party shall indemnify, defend and hold the other party, its controlling persons (if any), its directors, officers, employees, agents and permitted assigns harmless from and against all liabilities, claims, damages, losses or expenses, including, but not limited to, court costs, reasonable


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

attorneys' fees and any special, indirect, incidental or consequential damages (collectively, "Losses"), of any kind or nature, to the extent that such Losses are caused by, relate to or arise in connection with the gross negligence or willful misconduct of a party in connection with its performance of Services hereunder. In the event that an indemnified party knows of a claim that may be the subject of indemnification under this paragraph, it shall promptly notify the indemnifying party of such claim, who in its sole discretion, may defend, settle, or otherwise litigate such claim.

      7. Employment Taxes, Workers Compensation and Liability Insurance. In conjunction with the specific requirements set forth below, Affiliate agrees and acknowledges that Bank has no obligation whatsoever, to provide liability or health insurance, or any other benefit provided to employees, for Affiliate or Affiliate's employees, and Affiliate shall not claim benefits from Bank under applicable workers compensation laws for injuries sustained by Affiliate or its employees while providing Services.

Affiliate accepts exclusive liability for all payroll taxes and contributions imposed by federal and state retirement benefits and unemployment insurance acts as to persons employed by and performing work for Affiliate under this Agreement, and Affiliate shall file all tax returns and pay all taxes when due, as required by law.

Affiliate shall obtain and keep in force coverage for its employees to the full extent required and permitted by the workers compensation laws of all localities where the Services are performed, whether coverage under such laws is compulsory or elective. If such coverage of any Affiliate employees is not permitted by the applicable workers compensation laws, Affiliate shall secure and keep in force employer's liability insurance coverage in the amount of $1,000,000 for protection against claims for injury to such employees not covered by workers compensation. Affiliate shall submit to Bank evidence satisfactory to Bank of coverage under the workers compensation laws and certificates of insurance showing other coverage to the full extent provided in this Section. All such insurance policies covering Affiliate, whether issued under workers compensation laws or otherwise, shall provide for at least thirty (30) days prior written notice to Bank in event of cancellation or termination.

      8. Insurance. Affiliate shall obtain and maintain, at Affiliate's expense, at least the following coverage: (i) Commercial General Liability insurance, including contractual liability insurance with a limit of $2,000,000 per occurrence and $5,000,000 in the aggregate. All liability coverage limit requirements may be met through combinations of primary and umbrellas and/or excess policy limit coverage; and (ii) Crime: limit $1,000,000 single loss, $2,000,000 in the aggregate.

All such policies must (i) be obtained from an insurance company licensed to do business in the United States with an A.M. Best rating of A- or better; (ii) be primary and occurrence coverage; (iii) provide that the policy shall not be terminated or materially changed without at least thirty (30) days prior written notice to Bank; and (iv) list Bank as an additional insured on the general liability coverages.

The certificate of insurance identifying the coverages set forth herein must be provided to Bank within thirty (30) days of the effective date of this Agreement. Failure to procure any of


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

the insurance coverage as set forth above will constitute a material breach of this Agreement.

      9. Confidentiality. Each party agrees to regard and preserve as confidential all information related to the business and activities of the other party, its subsidiaries, Affiliates and related companies, their customers, clients, suppliers and other entities with whom a party, its subsidiaries, Affiliates and related companies do business, that may be obtained by either party or may be developed as a result of this Agreement ("Confidential Information"). The receiving party agrees to hold such Confidential Information in trust and confidence for the disclosing party and not to disclose such information to any person, firm or enterprise, or use, directly or indirectly, any such information for its own benefit or the benefit of any other party, unless authorized by the disclosing party in writing, and even then, to limit access to and disclosure of such confidential information to the receiving party's employees on a "need to know" basis only.

      (a) Affiliate expressly understands and acknowledges that BANK's Confidential Information disclosed to Affiliate hereunder includes (or may include) "non-public personal information" about Bank's customers, as such information is defined in Title V of the Federal Gramm-Leach-Bliley Act and any state statutes adopted to comply therewith, the FTC Regulations promulgated pursuant thereto, 16 CFR 313, and any state regulations promulgated under such state statutes or in compliance with the Gramm-Leach-Bliley Act (hereinafter the "Privacy Act and Regulations"), the disclosure of which to Affiliate hereunder constitutes a disclosure to a "nonaffiliated third party" under an exception to certain restrictions on such disclosures contained in the Privacy Act and Regulations. "Non-public personal information" includes personally identifiable financial information that is not publicly available, and any list, description or other grouping of consumers (including publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available. Notwithstanding any other provision hereof, Affiliate shall not use or disclose the "non-public personal information" it receives for purposes other than those necessary to carry out the activity permitted under the applicable exception to restrictions on disclosures to nonaffiliated parties contained in the Privacy Act and Regulations. Without limiting the foregoing, "non-public personal information" shall not need to be prominently identified as "BANK Confidential Information" to be considered as such under this Agreement.

      (b) In addition to the other requirements of this Section, Affiliate will adhere to the terms and conditions of any BANK data security plan that may be provided by BANK, as amended by BANK from time to time, and shall otherwise maintain the confidentiality of the Confidential Information to the same extent as would be required for BANK to satisfy legal requirements. Without limiting the foregoing, Affiliate will implement and maintain appropriate measures designed to meet the following objectives: (i) to ensure the security and confidentiality of BANK Confidential Information; (ii) to protect against any anticipated threats or hazards to the security or integrity of BANK Confidential Information; and (iii) to protect against unauthorized access to or use of BANK Confidential Information. These measures shall include, but not be limited to, the maintenance of appropriate safeguards to restrict access to the BANK Confidential Information to those employees, agents or service


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

providers of Affiliate who need such information to carry out the purpose(s) for which the BANK Confidential Information was disclosed to TMCC. For information disclosed in electronic form, Affiliate agrees that such safeguards must include electronic barriers (e.g., "firewalls" or similar barriers) and password protected access to the BANK Confidential Information. For information disclosed in written form, Affiliate agrees that such safeguards must include secured storage of BANK Confidential Information. Affiliate also shall establish and maintain any additional physical, electronic and procedural controls and safeguards to protect the BANK Confidential Information from unwarranted disclosure as may be required for BANK to comply with all applicable Federal and state laws and regulations now in effect or hereafter imposed, passed or promulgated. Upon the request of BANK, Affiliate will have an independent audit conducted by a mutually acceptable auditor and make available to BANK copies of audits and test result information sufficient to assure BANK that Affiliate implements information security measures that are consistent with its obligations under this Agreement

      (c) The parties further acknowledge that during the term of this Agreement, Affiliate may come into possession of personal information relating to Bank's customers ("Customer Information"). Customer Information will be treated as Confidential Information, and in addition, Affiliate further agrees:
(i) to only use such Customer Information for the purposes for which it was originally disclosed or obtained; only as expressly permitted by the terms and conditions of this Agreement; and subject to applicable provisions of any law or regulation governing the use and/or reuse of Customer Information; (ii) to establish a security program designed to protect the security, confidentiality, and integrity of the Customer Information and ensure that access to Customer Information shall be restricted to those employees, officers, subcontractors and other third parties whose access Affiliate deems appropriate for the performance of the services or functions that Affiliate is contractually obligated to perform for Bank; (iii) to instruct all relevant employees as to proper use of the Customer Information; (iv) that such Customer Information shall be subject to the confidentiality provisions of this Agreement indefinitely; (v) to notify Bank immediately in the event Affiliate experiences a security breach which results in any Customer Information being compromised; and (vi) upon termination of this Agreement, to deliver to Bank all materials containing any portion of the Customer Information. Affiliate agrees to make available to Bank reports sufficient to allow Bank to monitor compliance with this obligation.

      (d) Information shall not be considered confidential to the extent, but only to the extent, that such information is: (i) already known to the receiving party free of any restriction at the time it is obtained from the other party;
(ii) subsequently learned from an independent third party not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information; (iii) is or becomes publicly available through no wrongful act of either party; or (iv) is independently developed by one party without reference to information which is Confidential Information of the other. Each party shall be permitted to disclose any Confidential Information as required by law or regulation or requested by any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction) or in connection with


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

any legal proceedings. Each party agrees that it will notify the other party as soon as practical in the event of any such disclosure (other than as a result of an examination by any regulatory agency), unless such notification shall be prohibited by applicable law or legal process.

      10. Information. Subject to applicable law and privileges, each party hereto covenants and agrees to: (a) provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required to comply with all applicable federal, state, and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations (collectively, "Law"); (b) provide notice to the other party of any inquiry, audit or other investigation by a regulatory body or similar entity that is in any way connected with the receipt or provision of the Services (an "Audit"); and (c) assist and cooperate with the other party in responding to an Audit.

      11. Compliance with Laws; Supervision. Affiliate warrants that the Services will be performed in compliance with applicable Law.

      12. Audit Rights. Affiliate acknowledges that Bank shall have the right to monitor and audit Affiliate to ensure it is in compliance with the terms and conditions of this Agreement.

      13. Term. This Agreement shall continue in force and effect until terminated by the Parties (the "Term"). Either party hereto may terminate this Agreement upon thirty (30) days written notice unless otherwise indicated in an applicable and mutually executed exhibit or Statement of Work for specified Services.

      14. Assignment. Except as otherwise provided herein, neither party may assign or transfer any of its rights or duties under this Agreement to any third person or entity without the prior written consent of the other party. Either party may assign, without prior written consent, its rights and obligations under this Agreement to a successor in interest due to such party's acquisition, merger or reorganization. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, and their successors and permitted assigns, including successors by reason of amalgamation or other corporate changes.

      15. Notices. Any notice, instruction, direction or demand under the terms of this Agreement is required to be in writing and will be deemed given upon delivery (if delivered by hand, facsimile transmission, courier, or regular or intercompany mail), or five (5) days after posting if sent by mail, to the following addresses:


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

      If to Toyota Financial Savings Bank:        If to Toyota Motor Credit Corporation:
      -----------------------------------         -------------------------------------
      Attn: Ray Specht                            Attn: Thomas Kiel
      President and CEO                           Corporate Controller
      2485 Village View Dr., Suite 200            19001 S. Western Ave.
      Henderson, NV 89074                         Torrance, CA 90509

or to such other addresses as either party may have furnished to the other in writing in accordance with this Section 11.

      16. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California without reference to conflict of laws.

      17. Severability. If any provision of this Agreement is invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if it did not contain the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

      18. Rights Upon Termination; Survival. Upon termination or expiration of this Agreement or any of the Services described herein, each party shall, upon request, return to the other party all Confidential Information, reports, papers, materials of the other party and any other information required to be provided to the other party by this Agreement or by Law. Notwithstanding any termination of this Agreement, the obligations of the Parties to make payments hereunder and the provisions of Sections 4, 5, 8, 14, 15, and 17 shall survive.

      19. Amendment. This Agreement may only be amended by a written agreement executed by the Parties.

      20. Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, representations, negotiations, statements or proposals related to the subject matter hereof.

      21. Force Majeure. The Parties shall be excused for delays in performing and failures to perform the obligations of this Agreement to the extent that any such delay or failure results from any cause beyond their reasonable control, including, solely by way of example and without limitation, delays caused by the other party, acts of God, strikes, and other labor disputes, civil disorder, catastrophes of nature, fire, explosion, natural or man-made floods or any severe weather, war, failure of a communications or computer system, nuclear attack, embargoes, actions or inactions of governmental authorities. Each party agrees to make reasonable efforts to prevent such occurrences from affecting the performance of this Agreement. Affiliate acknowledges that it has an adequate business resumption and contingency plan (the "Plan") in place and that such Plan is subject to


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

review by Bank. If Bank determines the Plan is inadequate, the Parties agree to revise the Plan to the satisfaction of both Parties.

      22. Paragraph Heading. Paragraph headings are provided for convenience of reference and do not constitute a part of this Agreement.

      23. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives.

AGREED TO AND ACCEPTED BY:                     AGREED TO AND ACCEPTED BY:

Toyota Financial Savings Bank                  Toyota Motor Credit Corporation


By: /s/ Raymond Specht                         By: /s/ George Borst
    --------------------------                    ------------------------------

Name:   Raymond Specht                         Name: George Borst
      ------------------------                      ----------------------------

Title:  President & CEO                        Title: President & CEO
      ------------------------                       ---------------------------

Date:   11/16/04                               Date: 11/19/04
      ------------------------                      ----------------------------


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

ATTACHMENT A: TMCC SERVICES

-------------------------------------------------------------------------------------------------------------------------
            TMCC Service                Responsible TMCC Department                           Fee Methodology
-------------------------------------------------------------------------------------------------------------------------
Human Resources/Payroll             Human Resources Dept.                 No charge to BANK for administration of BANK
Administration                                                            employee compensation and benefits during the
                                                                          first three years of the Term. Thereafter,
o  Employee compensation and        Corporate Finance & Accounting        fees for these Services shall be mutually
benefits                                                                  agreed upon in accordance with Section 2
                                                                          hereof.
o HR Systems and Support
                                                                          No charge for processing and supporting BANK
o Payroll                                                                 payroll during the first three years of the
                                                                          Term. Thereafter, fees for these Services
                                                                          shall be mutually agreed upon in accordance
                                                                          with Section 2 hereof.
-------------------------------------------------------------------------------------------------------------------------
Back Office Support                 Corporate Finance & Accounting        No charge for back office BANK support
                                                                          functions or the BANK's use of back office
                                                                          systems, including processing BANK checks or
                                                                          accounts payable support functions, during the
                                                                          first three years of the Term. Thereafter,
                                                                          fees for these Services shall be mutually
                                                                          agreed upon in accordance with Section 2
                                                                          hereof.
-------------------------------------------------------------------------------------------------------------------------
Legal Services                      Legal Department                      No charge to BANK for legal services during
                                                                          the first three years of the Term. Thereafter,
                                                                          fees for these Services shall be mutually
                                                                          agreed upon in accordance with Section 2
                                                                          hereof.
-------------------------------------------------------------------------------------------------------------------------
Information Systems:                IS Dept.                              No charge to BANK for IS services and support
                                                                          during the first three years of the Term.
o  Administration of architecture                                         Thereafter, fees for these Services shall be
and infrastructure for                                                    mutually agreed upon in accordance with
telecommunications, network,                                              Section 2 hereof.
mainframe systems and production
services and support
-------------------------------------------------------------------------------------------------------------------------
Marketing Support                   Marketing Department                  BANK will pay for marketing materials and
                                                                          production costs. No charge to BANK for
                                                                          marketing administration during the first
                                                                          three years of the Term. Thereafter, fees for
                                                                          these Services shall be mutually agreed upon
                                                                          in accordance with Section 2 hereof.

-------------------------------------------------------------------------------------------------------------------------
Internal Audit                      Corporate Finance and Accounting      No charge to BANK for internal audit services
                                                                          during the first three years of the Term.
                                                                          Thereafter, fees for these Services shall be
                                                                          mutually agreed upon in accordance with
                                                                          Section 2 hereof.
-------------------------------------------------------------------------------------------------------------------------
Insurance                           Corporate Finance and Accounting      No charge to BANK for insurance policies,
                                                                          procurement and administration during the
                                                                          first three years of the Term. Thereafter,
                                                                          fees for these Services shall be mutually
                                                                          agreed upon in accordance with Section 2
                                                                          hereof.
-------------------------------------------------------------------------------------------------------------------------
Tax Administration,                 Corporate Tax                         No charge to BANK for tax preparation or
processing and reporting                                                  services during the first three years of the
                                                                          Term. Thereafter, fees for these Services
                                                                          shall be mutually agreed upon in accordance
                                                                          with Section 2 hereof.
-------------------------------------------------------------------------------------------------------------------------
Commercial Real Estate Loan         Marketing and origination of          Servicing Fee at or below comparable market
Origination and Servicing           commercial real estate loans for      rates. 30 days prior to commencement of
                                    automotive dealers in any state or    commercial real estate loan origination, BANK
                                    commonwealth of the United States;    will determine comparable market rates through
                                    documentation of such loan upon       independent market analysis.
                                    terms approved and authorized by
                                    BANK; and servicing (including
                                    record keeping, billing and any
                                    collection efforts needed for said
                                    loan).  Any such loan is subject
                                    entirely to credit approval by
                                    BANK, which shall establish
                                    acceptable terms and, conditions of
                                    said loan. Any such loan shall be
                                    originated by BANK at its offices
                                    in Nevada and carried on the books
                                    of BANK.
-------------------------------------------------------------------------------------------------------------------------


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